EXHIBIT 99.1

CoreCard Corporation Reports Third Quarter 2024 Results

17% increase in Total Revenue Year-over-Year

NORCROSS, Ga., Oct. 31, 2024 (GLOBE NEWSWIRE) -- CoreCard Corporation [NYSE: CCRD], the leading provider of innovative credit technology solutions and processing services to the financial technology and services market, announced today its financial results for the quarter ended September 30, 2024.

"Overall revenue of $15.7 million in the third quarter, an increase of 17% compared to last year, exceeded our expectations, reflecting license revenue earlier than expected, continued growth in processing and maintenance revenue and higher professional services revenue. We continue to invest in our platform and processing capabilities, which are showing encouraging results. CoreCard provides a best-in-class credit platform that is extremely well positioned to capture the growing demand for next-generation card management platforms by large and complex modern card issuers,” said Leland Strange, CEO of CoreCard Corporation.

“For the fourth quarter of 2024, we expect total revenue between $13.3 and $13.7 million and earnings per share between $0.07 and $0.09. For fiscal year 2025, we expect total revenue between $60 million and $64 million and earnings per share between $0.88 and $0.94. We expect full-year 2025 revenue growth, excluding our largest customer, to be 30-40%,” said Matt White, CFO of CoreCard Corporation.

Financial Highlights for the three months ended September 30, 2024

Total revenues in the three-month period ended September 30, 2024, was $15.7 million compared to $13.4 million in the comparable period in 2023.

In the following table, revenue is disaggregated by type of revenue for the three months ended September 30, 2024 and 2023:

	Three Months Ended
	September 30,
(in thousands)	2024	2023
License	$1,420	$	−
Professional services	7,006		6,432
Processing and maintenance	6,067		5,814
Third party	1,210		1,153
Total	$15,703		$13,399

Income from operations was $2.8 million for the third quarter compared to income from operations of $0.4 million in the comparable prior year quarter.

Net income (loss) was net income of $2.2 million for the third quarter compared to a net loss of $0.2 million in the comparable prior year quarter.

Earnings per diluted share was $0.27 for the third quarter compared to a loss per share of $0.03 in the comparable prior year quarter.

Adjusted earnings per diluted share was $0.30 for the third quarter compared to $0.09 in the comparable prior year quarter.

Adjusted EBITDA was $3.9 million for the third quarter compared to $1.9 million in the comparable prior year quarter.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled "Information Regarding Non-GAAP Financial Measures".

Investor Conference Call

The company is holding an investor conference call today, October 31, 2024, at 11:00 A.M. Eastern Time. Interested investors are invited to attend the conference call by accessing the webcast at https://www.webcast-eqs.com/register/corecard103124/en or by dialing 1-877-407-0890. As part of the conference call CoreCard will be conducting a question-and-answer session where participants are invited to email their questions to questions@corecard.com prior to the call. A transcript of the call will be posted on the company’s website at investors.corecard.com as soon as available after the call.

The company will file its Form 10-Q for the period ended September 30, 2024, with the Securities and Exchange Commission today. For additional information about reported results, investors will be able to access the Form 10-Q on the company’s website at investors.corecard.com or on the SEC website, www.sec.gov.

About CoreCard Corporation

CoreCard Corporation (NYSE: CCRD) provides the gold standard card issuing platform built for the future of global transactions in an embedded digital world. Dedicated to continual technological innovation in the ever-evolving payments industry backed by decades of deep expertise in credit card offerings, CoreCard helps customers conceptualize, implement, and manage all aspects of their issuing card programs. Keenly focused on steady, sustainable growth, CoreCard has earned the trust of some of the largest companies and financial institutions in the world, providing truly real-time transactions via their proven, reliable platform operating on private on-premise and leading cloud technology infrastructure.

Forward-Looking Statements
The forward-looking statements in this press release are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s actual results could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including those listed in Item 1A of the Company’s Annual Report on Form 10-K and in the Company’s other filings and reports with the Securities and Exchange Commission. All of the risks and uncertainties are beyond the ability of the Company to control, and in many cases, the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this press release, the words “believes,” “plans,” “expects,” “will,” “intends,” “continue,” “outlook,” “progressing,” and “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

For further information,
email CoreCardIR@icrinc.com

CoreCard Corporation CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited, in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue
Services	$14,283	$13,399	$41,156	$42,053
Products	1,420	-	1,420	1,794
Total net revenue	15,703	13,399	42,576	43,847
Cost of revenue
Services	8,999	9,279	27,588	28,380
Products	−	-	−	-
Total cost of revenue	8,999	9,279	27,588	28,380
Expenses
Marketing	79	63	309	237
General and administrative	1,339	1,155	4,256	4,220
Development	2,501	2,489	5,961	6,094
Income from operations	2,785	413	4,462	4,916
Investment income (loss)	(90)	(1,015)	(528)	(1,701)
Other income (loss), net	233	308	758	653
Income (loss) before income taxes	2,928	(294)	4,692	3,868
Income tax expense (benefit)	732	(72)	1,170	959
Net income (loss)	$2,196	$(222)	$3,522	$2,909
Earnings (loss) per share:
Basic	$0.28	$(0.03)	$0.44	$0.34
Diluted	$0.27	$(0.03)	$0.43	$0.34
Basic weighted average common shares outstanding	7,957,571	8,460,473	8,092,681	8,485,416
Diluted weighted average common shares outstanding	8,017,870	8,460,473	8,142,972	8,509,825

CoreCard Corporation CONSOLIDATED BALANCE SHEETS (in thousands, except share and per share amounts)

As of	September 30, 2024	December 31, 2023
ASSETS	(unaudited)	(audited)
Current assets:
Cash and cash equivalents	$22,498	$26,918
Marketable securities	5,511	5,230
Accounts receivable, net	7,320	7,536
Other current assets	6,522	4,805
Total current assets	41,851	44,489
Investments	3,632	4,062
Property and equipment, at cost less accumulated depreciation	11,954	11,319
Other long-term assets	5,371	3,956
Total assets	$62,808	$63,826

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,628	$1,557
Deferred revenue, current portion	1,264	2,310
Accrued payroll	2,459	2,172
Accrued expenses	1,050	971
Other current liabilities	2,143	2,530
Total current liabilities	8,544	9,540
Noncurrent liabilities:
Deferred revenue, net of current portion	161	265
Other long-term liabilities	372	196
Long-term lease obligation	2,044	1,121
Total noncurrent liabilities	2,577	1,582
Stockholders’ equity:
Common stock, $0.01 par value: Authorized shares - 20,000,000;
Issued shares – 9,026,940 and 9,016,140 at September 30, 2024 and December 31, 2023, respectively;
Outstanding shares – 7,901,148 and 8,295,408 at September 30, 2024 and December 31, 2023, respectively	91	90
Additional paid-in capital	17,479	16,621
Treasury stock, 1,125,792 and 720,732 shares at September 30, 2024 and December 31, 2023, respectively, at cost	(25,825)	(20,359)
Accumulated other comprehensive income (loss)	100	32
Accumulated income	59,842	56,320
Total stockholders’ equity	51,687	52,704
Total liabilities and stockholders’ equity	$62,808	$63,826

Reconciliation of GAAP to NON-GAAP Measures

Information Regarding Non-GAAP Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), this press release contains certain non-GAAP financial measures. CoreCard considers Adjusted EBITDA and Adjusted earnings per diluted share (“Adjusted EPS”) as supplemental measures of the company’s performance that is not required by, nor presented in accordance with GAAP.

We define Adjusted EBITDA as net income (loss) adjusted to exclude depreciation and amortization; share-based compensation expense; income tax expense (benefit); investment income (loss); and other income (expense), net. We believe that Adjusted EBITDA is an important measure of operating performance because it allows management and our board of directors to evaluate and compare our core operating results from period to period.

We define Adjusted EPS as diluted earnings per share adjusted to exclude the impact of share-based compensation expense and non-operating investment gains or losses. We believe that Adjusted EPS is an important measure of operating performance because it allows management and our board of directors to evaluate and compare our core operating results from period to period.

Adjusted EPS and Adjusted EBITDA should not be considered in isolation, or construed as an alternative to net income, or any other performance measures derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of the company's liquidity. In addition, other companies may calculate Adjusted EPS and Adjusted EBITDA differently than CoreCard, which limits its usefulness in comparing CoreCard’s financial results with those of other companies.

The following table shows CoreCard’s GAAP results reconciled to non-GAAP results included in this release:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands)	2024	2023	2024	2023
GAAP net income (loss)	$2,196	$(222)	$3,522	$2,909
Investment loss	-	1,000	-	1,000
Share-based compensation	274	-	859	-
Income tax benefit	(68)	-	(215)	-
Adjusted net income	$2,402	$778	$4,166	$3,909
Adjusted EPS	$0.30	$0.09	$0.51	0.46
Weighted-average shares	8,018	8,480	8,143	8,510

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands)	2024	2023	2024	2023
GAAP net income (loss)	$2,196	$(222)	$3,522	$2,909
Depreciation and amortization	849	1,356	2,776	5,011
Share-based compensation	274	150	859	150
Investment loss	90	1,015	528	1,701
Other income, net	(233)	(308)	(758)	(653)
Income tax expense (benefit)	732	(72)	1,170	959
Adjusted EBITDA	$3,908	$1,919	$8,097	$10,077
Total Revenue	$15,703	$13,399	$42,576	$43,847
Adjusted EBITDA Margin	24.9%	14.3%	19.0%	23.0%